EXHIBIT 10.2
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                              CONSULTING AGREEMENT

            This Consulting Agreement (the "Agreement"), dated (8/30/02), is made between Columbia Bank, a state chartered banking institution (the "Bank"), and J. James Gallagher (the "Consultant").

                                    RECITALS
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            WHEREAS, the Bank desires to engage the Consultant as an independent contractor to provide services described hereinafter; and

            WHEREAS, the Consultant's experience and knowledge of the affairs of the Bank and the banking industry are extensive and particularly valuable in connection with the services sought to be obtained by the Bank from the Consultant.

            NOW, THEREFORE, in consideration of the mutual promises of the parties and other good and valuable consideration, the parties hereby agree as follows:


                                    AGREEMENT
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            1. ENGAGEMENT. The Bank hereby engages the Consultant to (a)
represent and promote the goodwill of the Bank and its affiliates in the Washington communities served by the Bank and its affiliates, (b) maintain communication with management by meeting twice annually with the President and Chairman of the Board of the Bank at their invitation, (c) provide consultation on banking matters as an experienced bank executive, and (d) comply with all written policies of the Bank applicable to his activities as a Consultant or otherwise. The Consultant shall not participate in establishing or administering Bank policy. There shall be no "on premises" requirement for Consultant.

            2. TERM. The term of this Agreement shall commence on July 1, 2002 and shall terminate on August 1, 2004, unless otherwise agreed in writing between the Bank and the Consultant.

            3. COMPENSATION. In consideration, Consultant shall be paid at an annual rate of Two Hundred Thirty Five Thousand Dollars ($235,000), in proportionate monthly installments. Consultant shall be responsible for all state, federal, and local taxes, including estimated taxes, and employment reporting for Consultant and any agents, employees, associates or subcontractors of Executive. Consultant agrees to indemnify and hold harmless Bank to the fullest extent permitted by law against and from any and all liability for such taxes, reporting or other similar costs or expenses arising from or related to the services provided by Consultant during the term of this agreement and any agents, employees, associates or subcontractors of Consultant pursuant to providing consulting services under this Agreement.

            4. RELATIONSHIP OF THE PARTIES. The Bank and the Consultant acknowledge and agree that it is their mutual intent that the relationship of the Consultant to the Bank under this Agreement is that of an independent contractor only. The parties expressly acknowledge and

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agree that the Consultant is not to be considered an agent or employee of the
Bank for any purpose whatsoever, and that the Bank is interested only in the results sought to be obtained from the services to be provided by the Consultant pursuant to this Agreement. The parties further acknowledge and agree that the manner and means of performing the services under this Agreement are subject to the sole control and discretion of the Consultant. The services of the Consultant under this Agreement shall be considered "employment" for purposes of the ESCA, the Award Agreement, and the Life Insurance Agreement, as those terms are defined in the Separation and Release Agreement between Bank and Consultant.

            The Bank will provide to the Consultant such information as it deems appropriate and sufficient to assure that the Consultant will be reasonably informed to the extent necessary to carry out his duties hereunder; provided, however, that without the express consent of the Bank's Board of Directors, the Consultant shall not be entitled to confidential information regarding the Bank and its affiliates and their business, financial condition and operations as is customarily and in the ordinary course of business provided to directors of the Bank. The Consultant shall not, by reason of the provisions of this agreement, be entitled to attend meetings of the Board of Directors or committees of the Bank or its affiliates, except by invitation in each instance approved by the full Board of Directors of the Bank or its affiliate, as the case may be.

            5. ASSIGNMENT TO J. JAMES GALLAGHER & COMPANY. Consultant may elect, at his discretion, to perform his consulting duties described in this Agreement in the name of, and have the corresponding payments required to be made by Bank made to, J. James Gallagher & Company, a company wholly owned and controlled by Consultant so long as (a) the services are in fact provided by Consultant, (b) this Consulting Agreement terminates on the death of Consultant, and (c) J. James Gallagher & Company agrees to comply with the confidentiality and proprietary rights provisions of this Agreement.

            6. PROPRIETARY RIGHTS. The Consultant agrees that all documentation, manuals, materials, creative works, inventions, know-how, and information created at the request of the Bank, in whole or in part, by the Consultant and/or the Consultant's agents, employees, associates, or subcontractors in connection with the services rendered pursuant to this Agreement, whether or not copyrightable or otherwise protectable (the "Work Product"), shall be deemed "work made for hire." The Consultant shall cause all such agents, employees, associates, or subcontractors assisting in creating the Work Product to execute a similar acknowledgment that the Work Product is a "work made for hire." The Consultant and all of such agents, employees, associates, or subcontractors assisting in creating the Work Product shall execute all such assignments, oaths, declarations, and other documents as may be prepared by the Bank to effectuate the foregoing agreement.

            The Consultant further agrees to make prompt and full disclosure of such Work Product to the Bank and, at the Bank's expense, shall assist in every lawful way in (i) obtaining for the Bank intellectual property protection including any copyrights, trademarks, patents or other similar protections for any or all of such Work Product as the Bank may request, (ii) perfecting in the Bank all right, title, and interest in and to such Work Product, (iii) protecting or enforcing the Bank's rights in and to the Work Product, and (iv) prosecuting and defending the Bank's rights in and to the Work Product in any legal, administrative, arbitration or other proceedings including any appeals related thereto and any other controversies relating to the Work Product.

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The Consultant shall do all other things necessary to effectuate the foregoing, including but not limited to executing and delivering any and all documents including assignments, oaths, and disclaimers as the Bank may request in furtherance of the foregoing.

            7. CONFIDENTIALITY. The Consultant and any agents, employees, associates or subcontractors of the Consultant shall maintain in strict confidence (a) the consulting work and services provided hereunder, (b) any Work Product related hereto, and (c) any business or technical information of the Bank acquired by the Consultant as a result of the consulting work and services provided pursuant to this Agreement, and neither the Consultant nor any such agents, employees, associates or subcontractors shall, without the Bank's prior written consent, directly or indirectly use, publish, or disclose to others any of the foregoing and all other data, designs, results, or opinions resulting from the consulting work and services provided pursuant to this Agreement. The foregoing obligations of confidentiality shall survive the expiration of this Agreement.

            8. RECORDS. All records, sketches, drawings, prints, computations, charts, reports, and other documentation made in the course of the consulting work performed hereunder, or in anticipation of the consulting work to be performed in regard to this Agreement, shall at all times be and remain the sole property of the Bank. The Consultant shall turn over to the Bank all copies of such documentation on request by the Bank.

            9. MISCELLANEOUS PROVISIONS.

            9.1 OPPORTUNITY TO CONSULT WITH INDEPENDENT ADVISORS. The Consultant acknowledges that the Consultant has been afforded the opportunity to consult with independent advisors of his or her choosing including, without limitation, accountants or tax advisors and counsel regarding the terms and conditions of this Agreement including, without limitation, the effects of any federal or state taxes, and any other taxes, costs, expenses or liabilities whatsoever related to this Agreement, which the Consultant acknowledges and agrees shall be the sole responsibility of the Consultant notwithstanding any other term or provision of this Agreement. The Consultant further acknowledges and agrees that the Consultant has read, understands and consents to all of the terms and conditions of this Agreement, and that the Consultant enters into this Agreement with a full understanding of its terms and conditions.

            9.2 ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in Tacoma, Washington. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Bank ("AAA"), in Tacoma, Washington shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of

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limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Chapter 7.04 of the Revised Code of Washington. Any arbitration hereunder shall be conducted in Tacoma, Washington, unless otherwise agreed to by the parties.

            9.3 ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

            9.4 NOTICE. Any notice required or permitted of either the Consultant or the Bank under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                If to the Bank:            Columbia Bank
                                           P.O. Box 2156 - MS 3100
                                           Tacoma, WA  98401-2156
                                           Attn:  Executive Secretary

                If to the Consultant:      J. James Gallagher
                                           /address of record/

            9.5 ASSIGNMENT. The parties acknowledge and agree that the services to be provided by the Consultant hereunder are of a unique and special nature and that no assignment or transfer of the Consultant's rights or obligations shall be permitted without the express written consent of the Bank which the Bank may withhold in its discretion. The Bank's consent to one assignment shall not constitute a consent to any subsequent assignment. Any attempted assignment or transfer without the consent of the Bank shall be void and unenforceable and shall, at the election of the Bank, terminate this Agreement and release the Bank from any liability hereunder.

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            9.6 BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Consultant and the Bank and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

            9.7 NON-WAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

            9.8 PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

            9.9 ENTIRE AGREEMENT. This Agreement, contains all of the covenants and agreements, and supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

            9.10 MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

            9.11 PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

            9.12 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

            9.13 GOVERNING LAW. The laws of the State of Washington, or, where applicable, the laws, rules and regulations of the United States, shall govern the validity, interpretation, construction and effect of this Agreement.

            9.14 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

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            IN WITNESS WHEREOF, the Bank and the Consultant have signed this
Agreement at Tacoma Washington, as of the date first above written.


BANK:                                           CONSULTANT:

Columbia Bank

By: /s/ Melanie J. Dressel                      /s/ J.James Gallagher
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    Melanie J. Dressel, President & CEO             J. James Gallagher






























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